                                  Exhibit 10.3
                              INFOCURE CORPORATION
                              Lease Agreement Index

                                          1.  Premises
                                          2.  Use of Premises
                                          3.  Term
                                          4.  Possession
                                          5.  Rent
                                          6.  Net Lease
                                          7.  Compliance with Law
                                          8.  Alterations
                                          9.  Repairs and Air Conditioning
                                          10.  Abandonment
                                          11.  Liens
                                          12.  Assignment and Subletting
                                          13.  Mutual Indemnification; Insurance
                                          14.  Subrogation
                                          15.  Services
                                          16.  Corporate or Partnership Lessee
                                          17.  Holding Over with Consent
                                          18.  Entry by Lessor
                                          19.  Event of Default
                                          20.  Remedies of Lessor
                                          21.  Damage and Destruction
                                          22.  Eminent Domain
                                          23.  Mortgage Requirements
                                          24.  Notices
                                          25.  Lessor's Right to Cure Defaults
                                          26.  Delays; Default by Lessor
                                          27.  Transfer of Lessor's Interest
                                          28.  Security Deposit
                                          29.  Successors and Assigns
                                          30.  Attorneys' Fees
                                          31.  Surrender of Premises
                                          32.  Interest on Past Due Obligations
                                          33.  Waiver
                                          34.  Construction
                                          35.  Definitions and Headings
                                          36.  Time of Essence
                                          37.  Environmental Compliance
                                          38.  Hazardous Waste
                                          39.  Radon Gas
                                          40.  Waiver of Trial by Jury
                                          41.  Signage
                                          42.  Tax Grievance
                                          43.  Covenant of Quiet and Enjoyment
                                          44.  Real Estate Broker Commission
                                          45.  Right of First Refusal
                                          46.  Parking
                                          47.  Recording
                                          48.  Entire Agreement

                                          Exhibit A-1 Legal Description; A-2
                                          Leased Premises Description

                                          Exhibit B Construction Terms and
                                          Conditions

                                          Exhibit C Site Plan

                                    Page -1-

                              InfoCure Corporation
                                 LEASE AGREEMENT


           THIS LEASE AGREEMENT, dated this 13th day of March, 2001, is entered into between JOSEPH V. FISHER, LLC, a Florida Limited Liability Corporation, manager of the Premises by assignment from the Owners, Joseph V. Fisher and Laverne B. Fisher, jointly and severally (such owners and managers are hereinafter collectively referred to as "Lessor"), and INFOCURE CORPORATION, a Delaware Corporation ("Lessee").

           1. PREMISES. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, on the terms and conditions herein set forth, the premises known and described as being located on part of Volusia Plaza Site, and more specifically described in Exhibit "A-2" attached hereto (the "Premises"). The building, improvements and landscaping which contain the Premises are to be constructed by Lessor in accordance with the terms and conditions set forth in Exhibit "B" attached hereto as a part hereof. The Premises shall consist of approximately 35,253 square feet of that certain building, landscaping, and the parking spaces shown on Exhibit "C" attached hereto and made a part hereof.

           In the event Lessor decides to develop the Out Parcels as shown on the attached Exhibit C, Lessor will present to Lessee a proposal, including the building's intended use and construction details, for Lessee's comments and approval. Approval will not be unreasonably withheld. If Lessee's exercises its privilege not to approve based on the proposed building being objectionable to its business or image, it must do so within 30 days of receipt of the proposal, and any objection must be in writing. In the event the Lessee does not object in writing to the proposed building within the 30 day period, the Lessor is free to develop the property as presented with no further liability to the Lessee.

           Lessee will give Lessor a four (4) month notice of its intention to expand its operation, and Lessor will present in writing during that period all permitted options available at the Premises for expansion. Said options shall include at a minimum the expansion of the Premises for an additional 8,000 square feet. All construction and interior improvements, in connection with the expansion, including additional parking spaces, carpeting and painting, but excluding furniture, to be done at Lessor's sole cost and expense in a timely manner, and with minimal disruption to Lessee's on going business.

           Lessor represents that Lessee shall be the sole occupant of the building to be constructed.

           2. USE OF PREMISES. The Premises are to be used for general office and operational activities as may be customarily incidental to InfoCure Corporation. Lessee shall not use the Premises for any other purpose without the prior written consent of Lessor.

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
           Lessee shall not do or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the building or of its contents, or cause cancellation of any insurance policy. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of other buildings or injure or annoy them. Lessee shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in or upon the Premises.

           3. TERM. The term of this Lease shall be seven (7) years, commencing on the 1st day of August, 2001, (the "Commencement Date"), and ending on 31st day of July, 2008, (the "Termination Date"). Lessee shall have two (2) options to extend the term of this Lease for five (5) years each by written notice to Lessor, which notice shall be given not later than the date ninety (90) days prior to the Termination Date and shall specify the number of years the term of this Lease is extended.

           4. POSSESSION. If Lessor, for any reason whatsoever, cannot on or before August 1, 2001, complete its construction under this Lease, deliver the Completion Notice (defined in Exhibit B hereto) to Lessee, and deliver possession of the Premises to Lessee, this Lease shall not be void or voidable (except as hereinafter provided) nor shall Lessor under any circumstances be liable to Lessee for any loss or damage resulting therefrom except as provided in Exhibit B hereto, but as Lessee's sole remedy, all rent shall be abated during the period between the Commencement Date and the time when Lessor delivers possession and the Commencement Date and the Termination Date shall each be extended by the period of delay beyond August 1, 2001, it being the intent of the parties that Lessee have at least fourteen (14) days after receiving possession of the Premises and prior to the Commencement Date during which to install its fixtures and equipment and otherwise prepare for commencement of its operations on the Premises. Notwithstanding anything herein to the contrary, if Lessor has not completed construction and delivered a Completion Notice to Lessee by November 15th, 2001, then Lessee shall have the right to terminate this Lease by sending Lessor written notice of its intent to terminate. Upon any such termination, Lessee shall have no further obligation to Lessor hereunder.

           5. RENT. Lessee shall pay to Lessor, as rent for the Premises during the first year of this Lease Thirteen Dollars and Fifty Cents ($13.50) per square foot, the total sum of Four Hundred Seventy Five Thousand Nine Hundred Fifteen Dollars and 50/100 ($475,915.50), payable in monthly installments of Thirty Nine Thousand Six Hundred Fifty Nine Dollars and 63/100 ($39,659.63), per month on or before the first day of each calendar month, plus Florida Sales Tax currently six percent (6%), commencing on the Commencement Date. Rent will increase yearly at a rate of two percent (2%). Rent for the term of the option will also increase at a rate of two and one half percent (2.5%) for each year of the option. Rent due for a period of less than a full month shall be prorated on the basis of a thirty (30) day month and shall be payable on the first day of the period.

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
           Rent shall be paid to Lessor, without deduction or offset, in lawful money of the United States of America and shall be paid at the office of Lessor or at such other place as Lessor may from time to time designate. All rents shall be due on the first day of each month. Rents received after the tenth day of any month shall be considered late, and at such time Lessee shall be assessed a charge of six percent (6%) of the gross rental due for that period. Lessee shall also pay to Lessor with the payments of rent above required, to be referred to for convenience herein as additional rent, any privilege, excise, sales, gross proceeds, rent or other tax now or hereafter levied, assessed or imposed by any governmental authority, upon any rent or other payments required by this Lease. In addition, all other charges of any type required to be paid by Lessee to Lessor or on behalf of Lessor under this Lease shall be deemed additional rent due hereunder.

           Lessee shall pay in addition to the rent all real property taxes and special assessments, which shall during the term hereof shall be assessed against or become a lien upon the Premises, which payment shall be made by Lessee directly to the public officials charged with collection of same as the same may become due and payable, provided Lessor first provides Lessee with the appropriate tax bill specifying the amount due in a timely manner so as to afford the Lessee the opportunity to obtain all available discounts; and provided further, that if the commencement date is other than January 1, real estate taxes for the calendar year in which the commencement date occurs shall be prorated between Lessor and Lessee with Lessor first paying Lessee Lessor's prorata share of such taxes, and if the term of this Lease ends on a date other than December 31, real estate taxes for the calendar year in which this Lease terminates shall be similarly prorated except if this Lease terminates before such taxes have been paid Lessee shall pay Lessor Lessee's prorata share of such taxes. If Lessor fails to provide a tax bill in a timely manner as required herein, Lessor shall reimburse Lessee for any additional taxes, late charges, interest or penalties paid by Lessee as a result of such failure.

           Any personal property taxes levied on equipment, fixtures, and other property of Lessor installed in the building for Lessee's use shall also be Lessee's responsibility upon terms and conditions similar to those set forth above for real property taxes.

           6. RENT ADJUSTMENT. The total first year's payment specified above has been calculated based upon the building containing 35,253 square feet of space as specified below. If the actual building after construction has been completed should be more or less than 35,253 square feet, the first year's annual rent and sales tax specified below and the monthly installments payable under this Lease shall be adjusted accordingly. Provided, however, Lessee shall not be obligated to lease and pay for amount of space over 37,000 square feet.

           It is the understanding and agreement of the parties hereto that, except as maybe set forth herein, this is a clear "Net Lease" to the Lessor free of any set-offs, deductions, charges or Direct Expenses. Cost, fees, taxes, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever which the Lessee assumes or agrees to pay under any of the provisions of this Lease shall be paid or discharged by the Lessee without notice (excluding payments which Lessor receives notice directly) and without abatement, deduction or set-off, and in the event of non-payment or non-performance thereof, the Lessor shall have with respect thereto all rights and remedies provided for in this Lease for the non-payment of rent or non-performance thereof.

                                    Page -4-

           Direct Expenses: All direct costs of operation and maintenance of the building, which shall include, but shall not be limited to, the following costs: real property taxes and assessments, personal property, which shall include, but shall not be limited to, the following costs: real property taxes and assessments, personal property taxes levied on equipment, fixtures and other property of Lessee located in the building and used in connection with the operation thereof, and any other taxes imposed by any federal, state, county, municipal or other governmental entity, whether assessed against the Lessor or assessed against the Lessee and collected by the Lessor, or both (except any tax payable by the Lessee pursuant to Section 5); water and sewer charges, insurance premiums of any type, except any insurance payable by the Lessee pursuant to
Section 13) including but not limited to fire and other casualty insurance and public liability insurance; utilities; janitorial, and other services; air conditioning; the cost of supplies, materials, equipment and tools used in the operation of the Building . Such Direct Expenses shall not include all costs, expenses, charges, taxes (other than net income taxes) or assessments of any type, whether or not now customary or within the contemplation of the parties hereto, including expenditures for improvements normally designed as capital improvements, which are imposed or required by or result from statutes or regulations, or interpretations thereof, promulgated by any federal, state, county, municipal or other governmental body or agency of any type performing any governmental or other function (including, but not limited to, the Environmental Protection Agency and the authority administrating the Occupational Safety and Health Act, or any successor agencies performing the same or similar functions). Lessor represents that during the first twelve months of Lessee's occupancy, the Direct Expenses shall not exceed an amount equal to the total square feet multiplied by $1.10.

           Except as above provided, Direct Expenses shall not include depreciation on the Building or which the Premises are a part, interest on mortgages or other loans of Lessor, or real estate broker's commission.

           Even though the term has expired and Lessee has vacated from the Premises when the final determination is made of Lessee's share of Direct Expenses for the year in which this Lease terminates, Lessee shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease, shall be immediately rebated by Lessor to Lessee.

           Notwithstanding anything contained in this paragraph, the rental payable by Lessee shall in no event be less than the rent specified. The annual determination and statement of Direct Expenses shall be prepared in accordance with general recognized and established accounting practices and each such annual determination and statement shall be, certified by Lessor.

           The total monthly payments by the Lessee for the first year, and adjusted accordingly annually thereafter shall be on the following calculations:

           Yearly base rental per square foot                     $  13.50
           Yearly sales tax per square foot                       $    .81
                                                                  --------
           Yearly total per square foot                             $14.31

           Building size 35,253 square feet x $14.31 = $504,470.43 yearly payment, $42,039.20 monthly rent

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
           6A. On or before thirty (30) days from the date this Lease is executed, Lessor shall deliver a check to Lessee in the amount of $118,928.88 to offset Lessee's relocation costs and expenses.

           6B. INTERIM FACILITY. Within ten (10) days from the date this Lease is executed, Lessor shall provide Lessee with at least 3,000 square feet of office space at Renaissance Square for Lessee's use until the Premises are ready for occupancy at no cost to Lessee.

           7. COMPLIANCE WITH LAW. Lessee shall not permit anything to be done on or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all such laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to or affecting the condition, use or occupancy of the Premises, other than those requiring alterations, replacements, additions or improvements to the Building or the Premises (which shall be Lessor's responsibility).

           8. ALTERATIONS. Except as otherwise provided for or contemplated by the Plans (defined in Exhibit B attached hereto), Lessee shall not make or permit to be made any alterations, additions or improvements to or on the Premises or any part thereof without the prior written consent of Lessor and any alterations, additions or improvements to or on the Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Lessor. In the event Lessor consents to the making of any alterations, additions or improvements, the same shall be made by Lessee at Lessee's sole cost and expense and selection by Lessee of any contractor or person to construct or install the same shall be subject to prior written approval of Lessor, which approval may be conditioned upon the obtaining of performance or material men bonds by Lessee or the execution of lien waivers by the contractor or other person. Notice is hereby given that the Lessor shall not be liable for any work, labor, or materials furnished or to be furnished upon credit to or for the Lessee or anyone claiming under the Lessee, and that no mechanic's or other liens for any such work, labor or materials shall attach to or affect the estate or interest of the Lessor in and to the Premises. The Lessee shall not do or suffer anything to be done whereby the Premises may be encumbered by any mechanic's lien. Upon the expiration or sooner termination of the term hereof, Lessee shall, upon demand by Lessor and at Lessee's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements designated by Lessor to be removed and repair any damage to the Premises caused by such removal.

           9. REPAIRS AND AIR CONDITIONING MAINTENANCE. Lessee and its agents shall be given full opportunity to inspect and examine the Premises and, by entry hereunder, Lessee accepts and acknowledges the Premises as being in good order, condition and repair. Lessee shall, at Lessee's sole cost and expense, make all necessary repairs and replacements, otherwise necessary or desirable in order to keep the Premises in good order and repair (excluding the roof and exterior walls, doors (not hardware) landscaping maintenance, parking lot maintenance, HVAC repairs in excess of $250.00 for each occasion, and windows, excluding glass breakage, ordinary wear and tear, and damage thereto which is not within Lessee's repair responsibility under Section 21 below), Lessee shall, upon expiration or sooner termination of the term hereof, surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear, and damage which is not within Lessee's repair responsibility as provided above and under Section 21 below, excepted. It is specifically understood and agreed that, except as specifically set forth herein, no representations respecting the condition of the Premises or the Building have been made by Lessor or Lessee.

                                    Page -6-

           The Lessee shall enter into a Maintenance Contract with a Licensed Air Conditioning Contractor for monthly preventative maintenance, including change of air filters and clearing the condensation lines of all debris and any mold or algae growth. In consideration of Lessee contracting for this service, the Lessor will guarantee reimbursement to the Lessee for the replacement of any faulty compressor and/or fan motor at Lessor's cost.

           10. ABANDONMENT. Lessee shall not vacate or abandon the premises at any time prior to the expiration or earlier termination of the term hereof. In the event Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to have been abandoned. The absence of Lessee for a period of thirty (30) consecutive days during the term of this Lease shall automatically be deemed an abandonment of the Premises, but such period of absence shall not be the exclusive test for a determination that Lessee has vacated or abandoned the Premises if it may be determined that Lessee has permanently abandoned the Premises even though Lessee has not been absent from the Premises for thirty (30) consecutive days.

           11. LIENS. Notice is hereby given that the Lessor shall not be liable for any work, labor, or materials furnished or to be furnished upon credit to or for the Lessee or anyone claiming under the Lessee, and that no mechanic's or other liens for any such work, labor or materials shall attach to or affect the estate or interest of the Lessor in and to the Premises. The Lessee shall not do or suffer anything to be done whereby the Premises may be encumbered by any mechanic's lien.

           12. ASSIGNMENT AND SUBLETTING. Neither Lessee nor anyone claiming by, through or under Lessee shall assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and employees of Lessee excepted) to occupy or use the Premises, or any part thereof, without the prior written consent of Lessor, which will not be unreasonably withheld. Upon any assignment or subletting, voluntary or involuntary, Lessee named under this Lease shall pay any costs incurred by Lessor to Lessor as a result of assignment or subletting of this Lease, including, but not limited to, attorneys' fees and commissions. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed a consent to any subsequent assignment, subletting, occupation or use by any other person and no such assignment, subletting, occupation or use shall relieve Lessee of any liability or obligation hereunder. Any such assignment or subletting without such consent shall be voidable at the sole discretion of Lessor and in any event shall constitute a default of Lessee under this Lease. In the event of any assignment or subletting, the assignee or sub-Lessee shall be bound by the terms hereof and Lessor may, after default by Lessee in the payment of rent (including additional rent) or any other sum payable hereunder, or any part thereof, collect such amount from such assignee or sublease without first instituting legal action against Lessee. In no event shall this Lease or the prior written consent of Lessor or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Lessee under any bankruptcy, insolvency or reorganization proceedings.

           13. INDEMNIFICATION OF LESSOR; INSURANCE. Lessor shall not be liable or answerable to Lessee or any other person, firm or corporation for any injury or damage resulting from the condition of, or any defect in, the Premises unless Lessor's negligence resulted in such injury or damage, or such injury or damages arises out of (a)Lessor's failure to construct the building in accordance with the requirements of this Lease, or (b) any other

                                    Page -7-
breach of this Lease by Lessor. Lessee agrees to indemnify Lessor against, and hold Lessor free and harmless from, any and all penalties, costs, and expenses (including attorney's fees, claims and demands and causes of action) arising out of or in connection with (a) any accident or other occurrence in or on the Premises, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Lessee, its agents, servants, employees, invitees, permittees, customers, clients or guests, (b) the condition of, or any defect in the Premises or any part thereof or any improvements thereon, provided said condition or defect was caused by Lessee's negligence, (c) the Lessee's misuse of the Premises, or (d) any breach of this lease by Lessee.

           Lessee agrees to and shall at its own cost and expense procure and maintain during the entire Lease term and any extensions thereof comprehensive public liability insurance covering the Premises and their surrounding areas and naming Lessor as an additional insured. The liability coverage under such insurance shall not be less than One Million Dollars ($1,000,000.00) for injury or death of one person in any one accident or occurrence, Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and Two Million Dollars ($2,000,000.00) for property damage. Lessee shall provide Lessor with certificates of such insurance evidencing Lessee's compliance. All policies of insurance shall also provide that such insurance will not be canceled except after ten (10) days' written notice to Lessor. The originals of all policies shall remain in possession of Lessee; provided, however, that Lessor shall have the right to receive from Lessee, upon written demand, a duplicate policy or policies of any or all policies. All insurance policies procured shall be issued by a responsible company or companies authorized to do business in the State of Florida. In no event shall the limits of said policies be considered as limiting the liability of Lessee to Lessor under the first section of this Paragraph 13.

           14. SUBROGATION. Lessee and Lessor agree that if during the term hereof either of them shall carry insurance against loss or damage or upon any property of either party located therein, such insurance shall contain, if available without additional cost, a clause where the insurer waives its right of subrogation, if any, against the other party hereto and its successors and assigns.

           15. SERVICES. The Lessor hereby represents that at the time of the execution of this Lease, sufficient water, electricity, telephone, sewage facilities and garbage removal capability will be available to the Lessee, for the Lessee's intended use of the Premises. It is expressly understood that it is the Lessee's responsibility to make necessary applications with the proper authority for required utility service to serve the Premises, and such applications are to be filed in sufficient time to allow the utility company to provide service to the Premises after the Certificate of Occupancy is issued. All cash deposits as may be required by the utility companies are the responsibility of the Lessee.

           The Lessee agrees and covenants to pay all utility charges, including, but not limited to, water, gas, electricity, sewage and removal of waste materials used on or arising from use of the Premises and to pay the same monthly or as they shall become due.

           16. CORPORATE LESSEE. If Lessee is a corporation, Lessee shall, at the time of the execution of this Lease, deliver to Lessor a certified resolution of its board of directors authorizing the execution of this Lease on behalf of Lessee; provided, however, if the President or any Vice-President of Lessee executes this Lease, no certified resolution need be provided. Lessor acknowledges that Lessee is a corporation the stock of which is publically traded on the NASDAQ Exchange.

                                    Page -8-

           17. HOLDING OVER WITH CONSENT. If Lessee holds possession of the Premises after the term of this Lease with Lessor's consent in writing signed by both parties, Lessee shall become a tenant from month-to-month upon the terms herein specified at the rental rate in effect for the Building as of the expiration of the term of this Lease, payable in advance on or before the first
(1st) day of each month. Lessee shall continue in possession until such tenancy shall be terminated by either Lessor or Lessee giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. Any holding over without written consent of Lessor will be at twice the rent rate in effect at the time.

           18. ENTRY BY LESSOR. Lessor shall have the right to enter the Premises after first providing twenty-four (24) hour prior notice (whether written or oral) to Lessee at all reasonable times (where such entry will not unreasonably disturb or interfere with Lessee's use of the Premises) to inspect the same or to cure any default, provided any applicable grace, notice or cure period has expired, to supply any service to be provided by Lessor hereunder, and to submit the Premises to prospective purchasers, tenants or mortgagees, to post notices of non-responsibility, always providing that the business of Lessee shall not be interfered with unreasonably.

           For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors upon the Premises, excluding Lessee's vaults, and Lessor shall have the right to use any and all means to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Lessor shall not under any circumstances constitute forcible or unlawful entry into or a detainment of the Premises or an eviction of Lessee from the Premises or any portion thereof.

           19. EVENT OF DEFAULT. In addition to any events defined elsewhere in this Lease as constituting a default of Lessee, any of the following shall also be considered an event of default of Lessee hereunder: (a) If Lessee shall fail to pay rent (including additional rent) or any part thereof or any other sums payable pursuant to this Lease on the date due hereunder whether or not the same shall have be demanded and such default shall continue for a period of fifteen
(15) days after written notice thereof from Lessor to Lessee; (b) If Lessee shall fail to perform its obligation under Section 27 herein; (c) If Lessee shall fail to observe or perform any of the other covenants or agreements contained in this Lease to be observed or performed by Lessee, but such failure, if of a type that can be cured or corrected by Lessee, shall not be a default unless such failure continues for thirty (30) days after written notice of breach thereof is given by Lessor to Lessee or in the case of a default which by its nature will take longer than thirty (30) days to cure or correct, Lessee fails to commence curing or correcting such default within such thirty (30) day notice period; (d) If Lessee shall become bankrupt, go into receivership, or make an assignment for the benefit of creditors, or take or have taken against Lessee any proceedings of any kind under any provision of the Federal Bankruptcy Act, and in the case where such proceeding has been commenced against Lessee, such proceeding is not discharged within sixty (60) days of the filing thereof;
(e) If Lessee shall abandon the Premises in violation of Section 10 above; or
(f) If this Lease or any estate of Lessee shall be in default with respect to any other lease between Lessor and Lessee.

           20. REMEDIES OF LESSOR. In the event of any default by Lessee, then Lessor, in addition to any other rights or remedies it may have by statute or otherwise, including the right to take no action other than to sue for damages or rental in default, shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may, but need not, be removed and stored in a public warehouse or elsewhere at the cost of any for the account of Lessee. Should Lessor elect to re-enter by giving notice of such intention to Lessee, as herein provided, or should Lessor actually take possession by physical act, pursuant

                                    Page -9-
to legal proceedings or any notices provided by law, Lessor shall either terminate this lease or may from time to time, without terminating this Lease, attempt to re-let the Premises or any part thereof for the account of Lessee for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals payable to Lessor and upon such other terms and conditions as Lessor in exercise of Lessor's sole discretion may deem advisable with the right to make alterations and repairs to the Premises at Lessee's expense for the purpose of such re-letting.

           If Lessor elects to re-enter and attempts to re-let, or does re-let, the Premises, Lessee shall remain fully liable for all obligations of Lessee under this Lease and Lessor may attempt to lease other space in the Building prior to re-letting or attempting to re-let the Premises. Lessor shall give notice of any re-letting without termination to Lessee and upon such re-letting
(a) Lessee shall be immediately liable for and shall pay to Lessor, as additional rent and in addition to any other sums due hereunder, the costs and expenses of such re-letting (including advertising costs, brokerage fees, any reasonable attorneys' fees incurred and the cost of any alterations and repairs incurred by Lessor), and shall also become immediately liable for and shall pay to Lessor the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount (as then determinable) agreed in such re-letting to be paid as rent for the Premises for said period, or (b) at the option of Lessor given in the notice of re-letting, rents received by Lessor from such re-letting shall be applied to the payment of the costs and expenses of such re-letting (including advertising costs, brokerage fees, any reasonable attorneys' fees incurred and the costs incurred for alterations and repairs); second, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any shall be held without interest to Lessee by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under option (a) and such rents shall not be promptly paid to Lessor by the new tenant, or if adjustments to rent pursuant to this Lease cause an increase in the rent, or if the rent received from such re-letting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any deficiency to Lessor. Such deficiency shall be calculated and paid monthly arrears; if any such monthly payments are not made, Lessor may at any time undertake legal proceedings to recover all such payments, whether one or more payments are past due, and Lessee shall be liable for all attorney's fees of Lessor in connection with attempts to recover said payments, whether or not legal proceedings are commenced.

           No re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any re-letting or attempted re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default. Should Lessor at any time terminate this Lease for any default, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such default, including the cost of recovering the Premises (including attorneys' fees, court costs, and storage charges), the amount of rental payments then in default, and the worth at the time of such termination of the excess, if any, of the amount of rent and additional rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, and any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, all of which amounts shall be immediately due and payable from Lessee to Lessor upon demand.

                                   Page -10-

           21. DAMAGE OR DESTRUCTION. Except as otherwise provided in this Lease in the event the Premises are damaged by fire or other casualty covered by Lessor's insurance, such damage shall be repaired by and at the expense of the Lessor. Lessor shall commence such repair work within thirty (30) days of such casualty and shall proceed with due diligence to complete such repairs. Unless such damage was caused by Lessee or its agents or employees in violation of this Lease, either party may terminate this Lease by written notice to the other if Lessor is unable to complete such repairs within one hundred fifty (150) days of such casualty for any reason whatsoever, including Force Majeure, notwithstanding Lessor's exercise of due diligence to complete such repairs, or if prior to commencement of such repair work Lessor determines in its reasonable opinion that such required repairs can not be completed within one hundred fifty
(150) days of the casualty and so notifies Lessor within thirty (30) days after such casualty. Until such repairs are completed, and except to the extent such damage was caused by Lessee or its agents or employees in violation of this Lease, the rent payable hereunder shall be abated in proportion to the portion of the Premises which is rendered unusable by Lessee in the conduct of its business.

           Lessor agrees to keep the Premises insured at all times against all perils for which insurance is available under a special multi-peril policy, including without limitation, fire and extended coverage insurance, for the greater of the full insurable or replacement value of the Premises, with a responsible insurance company authorized to do business in Florida. Lessor hereby acknowledges that Lessee shall insure for all or a portion of perils for which insurance would normally be available to cover Lessee's personal property, inventory, liability and Lessor's interest. Lessee shall provide Lessor with Certificate(s) of Insurance evidencing compliance with the foregoing requirements and naming Lessor as a loss payee as Lessor's interest may appear.

           22. EMINENT DOMAIN. If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by agreement in lieu thereof (a "taking"), this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority.

           If all of any substantial portion of the Premises shall be taken, Lessor may terminate this Lease, at its option, by giving Lessee written notice of such termination within thirty (30) days of such taking. If all or a portion of the Premises shall be taken and Lessee reasonably determines that such taking materially affects Lessee's ability to use the remaining portion of the Premises for the uses permitted under this lease, Lessee may terminate this Lease at its option by giving Lessor written notice of such termination within thirty (30) days of such taking. In either of the foregoing events, this lease shall terminate upon the giving of such notice; provided, however, Lessee shall have up to ninety (90) days after such notice to remove its equipment and other personal property from, and to vacate, the Premises. If neither party terminates this Lease pursuant to this paragraph, this Lease shall remain in full force and effect except that the rent payable by Lessee hereunder shall be reduced on a pro-rata basis.

           All awards for the taking shall be the property of the Lessor; provided, however, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for any damage to Lessee's business, for any cost or loss in removing Lessee's merchandise, trade fixtures, equipment, and other personal property, for the non-amortized balance of Lessee's improvements to the Premises, if any, and for the value of the remaining portion of the term of this Lease with respect to the portion of the Premises subject to the taking.

                                   Page -11-

           23. MORTGAGE REQUIREMENTS. This Lease is junior, subject, and subordinate to all mortgages, deeds of trust, and other security instruments of any kind (each of which is hereinafter referred to as a "mortgage") now covering the Building and/or the property on which the Building is located or any portion thereof. Lessor reserves the right to place liens or encumbrances on the Building and/or the property on which the Building is located or any part thereof superior in lien and effect to this Lease. This Lease, at the option of Lessor, without the necessity for any notice to Lessee, shall be subject and subordinate to any and all such liens and encumbrances now or hereafter imposed by Lessor without the part of Lessee to effectuate such subordination. Notwithstanding the foregoing, Lessee covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination as may be requested by Lessor.

           Lessee agrees that in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage affecting the Premises, whether or not this Lease is terminated by such foreclosure or sale, it will, upon request by the purchaser, attorn to the purchaser under any such foreclosure or sale and recognize such purchaser as Lessor under this lease.

           Lessee covenants upon not less than ten (10) days' prior written notice by Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect and that Lessee has no defenses, offsets or counterclaims against its obligations to pay the rent and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the date to which the rent has been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any such mortgage.

           24. NOTICES. All notices, demands and statements which may or are required to be given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by United States certified mail, postage prepaid or sent by overnight courier or by facsimile, addressed as follows:

           If to Lessee, at:              INFOCURE CORPORATION
                                          Attn: Manager Premises
                                          (904) 253-6222
                                          FAX (904) 253-4275

                                          With a copy to:
                                          InfoCure Corporation
                                          239 Ethan Allen Highway
                                          Ridgefield, Connecticut  06877
                                          Attn:  General Counsel
                                          #203-894-1300
                                          Fax: 203-894-1801

           If to Lessor, at:              JOSEPH V. FISHER, LLC
                                          c/o Joseph V. Fisher
                                          1200 Ocean Drive
                                          PO Box 420500
                                          Summerland Key, FL 33042-0500
                                          (305) 745-1854
                                          FAX (305) 745-1433

                                   Page -12-

Either party may change its address by notice given to the other in the manner set forth in this Section. Notices, demands and statements shall be deemed given and received when personally delivered or two (2) days after they are mailed or one (1) day after they are faxed as provided.

           25. LESSOR'S RIGHT TO CURE DEFAULTS. All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Lessee shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, then, upon expiration of any notice, cure or grace period required elsewhere in this Lease for defaults, Lessor may, but shall not be obligated so to do, and without waiving any rights of Lessor or releasing Lessee from any obligations of Lessee hereunder, make such payment or perform such other act. All sums so paid or expenses incurred by Lessor and all necessary incidental costs together with interest thereon at the rate of twelve percent (12%) per annum from the date of such payment by Lessor shall be considered as rent owing hereunder and shall be payable to Lessor on demand or, at the option of Lessor, may be added to any rent then due or thereafter becoming due under this Lease. In addition, Lessor shall have the same rights and remedies in the event of the non-payment thereof by Lessee as in the case of default by Lessee in the payment of any rent hereunder.

           26. DELAYS; DEFAULT BY LESSOR. Except as otherwise provided in this Lease, neither Lessee or Lessor shall not be responsible for any delay or failure in the observance or performance of any term of condition of this Lease to be observed or performed by Lessor or Lessee, as the case may be, to the extent that such delay results from action or order of governmental authorities; civil commotion; strikes, fires, acts of God or the public enemy; inability to procure labor, material, fuel, electricity, or other forms of energy; or any other cause beyond the reasonable control of Lessor or Lessee, as the case may be, whether or not similar to the matter herein specifically enumerated. Except as otherwise provided in this Lease, any delay shall extend by like time any period of performance by Lessor or Lessee, as the case may be, and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof.

           In the event of any default under this Lease by Lessor, Lessee, before exercising any rights that it may have at law to cancel this Lease, shall have given notice of such default to Lessor and Lessor shall have thirty (30) days from such notice to cure such default, or in the case of a default which by its nature cannot be cured within such thirty (30) days, Lessor shall have thirty (30) days to commence curing or correcting such default provided Lessor continues to pursue such corrective action until the default is cured. Lessee also agrees to give the holders of any mortgages or deeds of trust ("mortgages") by certified mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees. Lessee further agrees that if Lessor shall have failed to cure such default within the aforesaid time limit, then the mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured with that time, then such additional time as may be necessary if within such thirty (30) days any mortgages has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   Page -13-

           27. TRANSFER OF LESSOR'S INTEREST. In the event Lessor transfers its reversionary interest in the Premises (other than a transfer for security purposes only), Lessor shall be relieved of all obligations accruing hereunder after the effective date of such transfer, including, but not limited to, the return of the security deposits or other funds held by Lessor, provided that such obligations have been expressly assumed in writing by the transferee, and Lessee agrees to attorn to the transferee.

           Lessee agrees at any time and from time to time to at the request of Lessor, to execute, acknowledge and deliver to Lessor within ten (10) days from the date of said request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications or if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the fixed rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee or assignee of any mortgage on the Premises.

           28.  SECURITY DEPOSIT.  Lessor has waived any security deposit.

           29. SUCCESSOR AND ASSIGNS. Subject to all limitations on assignment and subletting set forth herein, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the heirs, devisees, legal and personal representatives, successors and assigns of each of the parties hereto.

           30. ATTORNEYS' FEES. In the event of any action or proceeding to compel compliance with or for a breach of the terms and conditions of this lease, the prevailing party shall be entitled to recover from the losing party all costs and expenses of such action or proceeding, including, but not limited to attorneys' fees of the prevailing party in such amount as the court may adjudge reasonable.

           31. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing sub-tenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such sub-tenancies.

           32. INTEREST ON PAST DUE OBLIGATIONS. Except as otherwise provided in
Section 38, any amount due to Lessor not paid when due shall bear interest at the rate of twelve percent (12%) per annum from default. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

           33. WAIVER. No waiver of any term, covenant, condition or obligation of this Lease, or any breach thereof, shall be effective unless granted in writing. The waiver by Lessor or Lessee of any term, covenant, condition or obligation herein contained or of any other breach thereof shall not be deemed to be a waiver of any other term, covenant, condition or obligation or of any other breach of the same or other term, covenant, condition or obligation herein contained. The subsequent acceptance of rent hereunder by Lessor shall not constitute a waiver of any preceding breach by Lessee, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

           34. CONSTRUCTION. This Lease shall be governed by and construed in accordance with Florida law, and the invalidity of unenforceable provisions of this Lease shall not affect or impair the validity of any other provision hereof.

                                   Page -14-

           35. DEFINITIONS AND HEADINGS. The term "Lessor" and "Lessee" as used herein shall include the plural as well as the singular and shall include the masculine, feminine and neuter. If there is more than one Lessor, the obligations of Lessor hereunder shall be joint and several. Paragraph headings in this Lease are for convenience only and shall not define or limit the scope or intent of any provision hereof.

           36. TIME OF ESSENCE. Time is of the essence of this Lease and of each provision hereof. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and delinquency reports to lien holders. Accordingly, if any installment of rent or any sum due from Lessee shall not be received by Lessor within ten (10) business days after said amount is due, then Lessee shall pay to Lessor four percent (4%) of the amount due as liquidated damages, plus any attorneys' fees incurred by Lessor by reason of Lessee's failure to pay rent and/or other charges when due hereunder. Acceptance of such amounts by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted under this Lease.

           37. ENVIRONMENTAL COMPLIANCE. Lessor further warrants that the Premises is in environmental compliance with all Environmental Laws, and there is no contamination that exists on the Premises that would result in liability to Lessee.

           38. HAZARDOUS WASTE. Lessee agrees to comply strictly and in all respects with the requirements of any and all federal, state and local statutes, rules and regulations now or hereinafter existing relating to the discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal or use of hazardous materials, including but not limited to the Comprehensive Environmental Response, Conservation and Liability Act of 1980, the Superfund Amendments and Re-authorization Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act and the Florida Substances Law (collectively the "Hazardous Waste Law").

           39. RADON GAS. Pursuant to Florida Statutes, Section 404.056(8) every prospective purchaser of any building and every prospective Lessee of any building is hereby notified prior to or at the time of execution of a Contract for Sale and Purchase or the execution of a Rental Agreement for any building of the following: "RADON GAS: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

           40. WAIVER OF JURY TRIAL. Each party by execution hereof knowingly, voluntarily, and intentionally waives, for themselves and their respective heirs, successors, and assigns, any right any one of them may have to a trial by jury in respect to any litigation, action, suit or proceeding (whether at law or in equity) based on this Lease or any other documents arising out of, under, or in connection with any of the foregoing, or any course of conduct, course of dealing (whether verbal or written) or action of any party or their respective officers, principals, partners, employees, agents, or representatives in connection with or in respect to the

                                   Page -15-

Premises, whether arising in contract, tort, or otherwise and whether asserted by way of complaint, answer, cross-claim, counterclaim, affirmative defense, or otherwise. No party shall seek to consolidate any such litigation, action, suit or proceeding in which a jury trial cannot be or has not been waived with any other action in which a jury trial has been waived. This provision is a material inducement to Lessor and Lessee to enter into and perform this Lease.

           41. SIGNAGE. Lessee shall have the right, at Lessor's expense, to erect directional and informational sign(s) on the exterior and/or interior of the building as Lessee shall deem necessary and appropriate. Said sign(s) may be replaced from time to time in Lessee's discretion at Lessor's expense.

           42. TAX GRIEVANCE. Lessee shall have the right at Lessee's expense at any time during the term of this Lease to institute a proceeding at the local taxing authority to have the real estate taxes attributable to the Premises reduced. Lessor shall cooperate with Lessee in all such proceedings, including but not limited to signing any and all documents and if necessary bringing the proceeding in Lessor's name. In the event Lessee is successful in any such proceeding and Lessor should receive any refund from the local taxing authority, said refund shall immediately be paid over to the Lessee in the event that said refund covers a period during which Lessee was paying said taxes.

           43. COVENANT OF QUIET ENJOYMENT. Lessor covenants and agrees that so long as Lessee shall be in possession of the Premises under this Lease, and shall pay the rent as herein provided, and shall comply with the terms and conditions of this Lease on the Lessee's part to be performed hereunder, Lessee shall be entitled to peaceably enjoy possession of the Premises without undue interference from the Lessor or any other lessee(s) in the building.

           44. REAL ESTATE BROKERS COMMISSION. The parties hereto agree that Hailey Realty Company brought about the execution of this Lease and Lessor shall be responsible to pay Hailey Realty Company a commission pursuant to a separate agreement between Lessor and Hailey Realty Company.

           45.   RIGHT OF FIRST REFUSAL.

           A. ADDITIONAL SPACE OF LEASE: Provided Lessee shall have throughout the term of this Lease, fully performed all of its obligations under this Lease, and has not defaulted herein, and further provided, that during the term of this Lease any additional space at or near the Premises becomes available for lease, Lessor shall before offering same on the market, first offer same to the Lessee upon the same rent, terms and conditions as Lessor shall offer to any third party.

           Lessee shall have twenty (20) business days immediately following receipt of written notification from Lessor of the availability of such space for lease to notify Lessor in writing by certified mail with return receipt requested or by overnight courier that Lessee has agreed to lease such additional space upon the terms and conditions as set forth by Lessor.

           In the event Lessee has notified Lessor of its intention to exercise its option to lease the additional space as provided herein, Lessor will deliver to Lessee a lease agreement with respect to such additional space with the terms and conditions as agreed upon between the parties.

                                   Page -16-

           B. BUILDING FOR PURCHASE: Provided Lessee shall have throughout the term of this Lease, fully performed all of its obligations under this Lease, and has not defaulted herein, and further provided, that during the term of this Lease the Building becomes available for purchase, Lessor shall before offering same on the market, first offer same to the Lessee upon the same purchase price, terms and conditions as Lessor shall offer to any third party.

           Lessee shall have twenty (20) business days immediately following receipt of written notification from Lessor of the availability of Building for purchase to notify Lessor in writing by certified mail with return receipt requested or by overnight courier that Lessee has agreed to purchase the Building upon the terms and conditions as set forth by Lessor.

           In the event Lessee has notified Lessor of its intention to exercise its option to purchase the Building as provided herein, Lessor will deliver to Lessee a contract of sale with respect to the purchase of the Building incorporating the terms and conditions as agreed upon between the parties. 46. PARKING. Lessor shall provide to Lessee, and Lessee shall have the right to use
5.3 parking spaces for every 1000 square feet that Lessee shall rent pursuant to the terms herein. Said number of spaces shall adjust in accordance with any adjustment in square footage rented.

           47. RECORDING. The Lessee agrees that it will not record this Lease in any government facility and in the event the Lessee should record this Lease, then said recording will serve to automatically cancel this Lease.

           48. ENTIRE AGREEMENT. This Lease, the Exhibits, and any agenda attached hereto and executed by the parties, constitute the entire agreement of the parties and supersede all prior agreements or understanding between the parties with respect to the subject matter hereof. This Lease may not be modified or amended except by written agreement of the parties.


           IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the day and year first above written.

AS TO LESSEE:                                  INFOCURE   CORPORATION


----------------------------------        ------------------------------------
Witness                                   Name: ______________________________


AS TO LESSOR:                             JOSEPH V. FISHER, LLC


---------------------------------         ------------------------------------
Witness                                    Joseph V. Fisher, Managing Member

                                    Page -17-

                                  EXHIBIT "A-1"

                       LEGAL DESCRIPTION OF REAL PROPERTY
                              (Volusia Plaza Site)


Part of the Southeast 1/4 of Section 14, Township 15 South, Range 32 East, Volusia County, Florida, more particularly described as follows:

As a point of reference, commence at the Northwest corner of the "Volusia Mall" tract as described in Official Record Book 1671, Pages 632 and 636, of the Public Records of Volusia County, Florida, said reference point being on the east right-of-way line of Bill France Boulevard (a 100.00 foot right-of-way - formerly Mason Avenue) and lying 1644.32 feet Northerly along said East right-of-way line of U.S. Highway 92 (a 200.00 foot right-of-way); thence North 24E 24' 05" West along the East right-of-way line of Bill France Boulevard for a distance of 597.46 feet to the Point of Beginning of this description:

Thence continue North 24E 24' 05" West along said East right-of-way line of Bill France Boulevard for a distance of 35.00 feet to the Southwest corner of the "Westwood Apartment" tract as described in Official Record Book 1998, Pages 729 to 731, and Official Record Book 2088, Pages 827 to 829, of the Public Records of Volusia County, Florida; thence North 65E 29' 55" East along the South line of the said "Westwood Apartment" tract for a distance of 1101.21 feet; thence departing the South line of the said "Westwood Apartment" tract and run South 22E 20" 13" East for a distance of 135.63 feet; thence North 67E 39' 47" East
100.00 feet; thence South 22E 20' 13" East 175.00 feet; thence South 67E 39' 47" West 225.00 feet; thence South 22E 20' 13" East 235.00 feet; thence South 67E 39' 47" West 347.36 feet; thence North 22E 20' 13" West 46.93 feet; thence South 67E 39' 47" West 111.51 feet; thence South 19E 20' 04" West 33.89 feet; thence South 24E 12' 34" East 157.05 feet; thence South 40E 42' 15" East 18.44 feet; thence South 67E 39' 47" West 51 feet; thence North 24E 24' 05" West 200.00 feet; thence South 65E 35' 55" West 79.30 feet; thence North 22E 50' 42" West
232.30 feet; thence South 67E 52' 02" West 46.60 feet; thence North 22E 22' 38" West 204.54 feet; thence North 65E 29' 55" East 317.66 feet to the Point of Beginning.

                                   Page -18-

                                  EXHIBIT "A-2"


                       LEGAL DESCRIPTION OF REAL PROPERTY
                              (Volusia Plaza Site)


(This exhibit shall contain the exact description of the leased premises when received from the architect or engineer and then become part of this Lease.)



                                    EXHIBIT B
                        CONSTRUCTION TERMS AND CONDITIONS



           1. Construction: Lessor shall construct, or cause to be constructed, at Lessor's cost and expense and at no cost or expense to Lessee, the building and other improvements (collectively the "Improvements") to the Premises in accordance the Plans (hereinafter defined), all applicable governmental laws, ordinances and regulations (the "Laws") and this Lease, and in connection therewith, Lessor shall (a) promptly and diligently furnish, or cause to be furnished, all materials and perform, or cause to be performed, all work necessary to construct the Improvements and improve the Premises in accordance with the Plans, all in good workman like manner and in accordance with best trade practices and in compliance with the Laws and this Lease, (b) obtain and pay for all required governmental permits and approvals (the "Governmental Approvals") required for construction of the Improvements and occupancy and use of same by Lessee for the uses permitted under this Lease and (c) install and connect all requisite sewer, water, electrical, and drainage facilities required for the Premises and its use by Lessee as permitted under this Lease after completion, and pay all connection fees therefore (which utility facilities are to be considered part of the "Improvements" as such term is used herein). Lessor has employed T.G. Glass & Associates, Inc. ("Contractor") to provide and perform all architectural, engineering and contracting services required for the construction of the Improvements. Lessor has the right to use any other contractor to perform such services for construction of the Improvements with approval of Lessee, which approval will not be unreasonably withheld.

           2. Plans: Lessor shall contract an engineer, architect and general contractor to prepare final plans and specifications for the Improvements based upon Lessee's input. Upon completion of the final plans and specifications for the Improvements and approval of same by Lessor and Lessee each having initialed each page of same, such plans and specifications (the "Plans") shall be deemed a part of this Lease as if attached hereto even if not physically attached hereto. In the event final plans and specifications have not been so approved by both Lessor and Lessee on or before March 5, 2001 (the "Approval Date"), Lessor and Lessee shall each have the right to cancel this Lease by written notice to the other any time thereafter unless and until plans and specifications have been so approved by both parties. If the Plans are approved after the approval date, permit date, completion date, commencement date and termination date shall each be extended by the same number of days unless the parties agree otherwise in writing.

                                   Page -19-

           3. Governmental Approvals: Upon approval of the Plans by both parties, Lessor shall promptly submit the Plans to all appropriate governmental authorities and diligently seek to obtain the Governmental Approvals on or before the permit date, as the same may be extended by agreement of the parties. In the event Lessor has not obtained the Governmental Approvals and commenced work within ten (10) days of the permit date (as the same may be extended by agreement only) for any reason whatsoever, including Force Majeure, Lessee may at its option terminate this Lease. Upon such termination the security deposit paid to Lessor by Lessee pursuant to this Lease shall be returned to Lessee.

           4. Completion: Lessor shall complete the construction of the Improvements and provide Lessee with the notice of completion and a copy of the Certificate of Occupancy or other official notice from the appropriate governmental agency indicating the building constructed was completed pursuant to all required governmental laws and regulations and can be fully occupied for the use(s) intended herein (the "Completion Notice"). The completion date may be extended by agreement or changes to the Plans agreed upon as provided below, subject, however, to delays caused by Force Majeure as defined in Section 26 of this Lease. Lessor's construction obligations under this Lease shall be considered completed upon (a) completion of construction of the Improvements in accordance with the Plans, the Laws, and this Lease, and (b) upon Lessor having delivered the Completion Notice to Lessee. Lessor shall deliver possession of the Premises to Lessee, and Lessee shall accept delivery of possession of the Premises from Lessor, upon such completion by Lessor of its construction obligation under this Lease (including Lessor having delivered the Completion Notice to Lessee). Notwithstanding anything in this Lease to the contrary, in the event such construction obligations are not completed, the Completion Notice is not given and possession delivered to Lessee by a) September 15, 2001, then Lessor shall pay all costs, expenses and penalties incurred by Lessee, including but not limited, all additional rent and other charges imposed by Lessee's current Landlord, for each day thereafter until two weeks after the Completion Notice is delivered to Lessee; and b) by November 15th, 2001 (as the same may be extended by agreement only) for any reason whatsoever, including Force Majeure, then Lessee may at its option terminate this Lease unless delay of possession was caused by Lessee. Upon such termination the Security Deposit paid to Lessor by Lessee pursuant to this Lease shall be returned to Lessee.

           The Completion Notice shall include copies of all required Governmental Approvals, including a Certificate of Occupancy, required for (and permitting) occupancy and use of the Premises by Lessee for uses under this Lease, and a certificate by Lessor's Contractor or by its engineer certifying that all Lessor's construction obligations under this Lease have been substantially completed in accordance with the Plans and the Laws.

           5. Change Orders. All changes, omissions, or additions to the Plans shall be made only by written change order or other amendment duly signed by the parties hereto (signers of this Lease). Any such written change order amendment shall extend the Completion Date, as agreed to by the contractor's time estimate for the change made to construct said change order.

           6. Lessee Inspections. Lessor shall allow Lessee to review and inspect all material and work at all times and shall, after receiving written notice from Lessee of defective work and/or materials, whether complete or incomplete, proceed to remove all such defective work and materials and replace same at Lessor's expense.

                                   Page -20-

           7. Warranties. Lessor shall provide Lessee with copies of all warranties of the Contractor and all other contractors, sub-contractors, manufacturers and suppliers of equipment used in connection with construction of the Improvements. Lessor shall at Lessee's request enforce such warranties with respect to any portion of the Improvements (including fixtures and other equipment) for which Lessee has repair obligations under this Lease. Such warranties shall not relieve Lessor of its obligations under this Lease.

           8. Time of Essence. Time is of the essence as to the provisions of this Exhibit B.

                                   Page -21-

                                    EXHIBIT C

(This Exhibit is for execution of Lease purposes only and is to be replaced with the architect's finished site plan, becoming a permanent part of this Lease.)

                                   Page -22-